EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Catalina Lighting, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23900, 33-33292, 33-62378 and 33-94016 of Catalina Lighting, Inc. on Form
S-8 of our report dated December 17, 1999 appearing in this Annual Report on Form 10-K of Catalina Lighting, Inc. for the year ended September 30, 1999.



/s/ Deloitte & Touche LLP


Miami, Florida
December 29, 1999